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                                                                   EXHIBIT 10(l)

                              SEPARATION AGREEMENT
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  THIS AGREEMENT dated as of June 30, 1993, is made between JWP INC. (the
"Company") and ANDREW T. DWYER (the "Executive").

                                  WITNESSETH:
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  WHEREAS, the Employment Agreement (the "Employment Agreement") between the
Company and the Executive, dated December 31, 1988, as amended, expires on June, 30, 1993;

  WHEREAS, simultaneously herewith the Company's subsidiary JWP
Mechanical/Electrical Services, Inc. and the Executive are entering into a consulting agreement providing for the retention of the executive as a consultant to the Company through the end of the year; and

  WHEREAS, as part of the separation arrangement with then Company, the Company desires the Executive to enter into a noncompetition covenant as set forth herein;

  NOW, THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

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  1. Termination. (a) Effective June 30, 1993 the Executive's employment with
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the Company shall cease and the Executive shall resign as Chairman of the Board of the Company.

  (b) At the present request of the Company from time to time, the Executive shall resign as an officer and/or director of any subsidiary of the Company of which the Executive is an officer and/or director.

  2. Separation Arrangement. The Executive shall be paid as a severance payment
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an aggregate of $200,000 during the period January 1, 1994 through June 30,
1994 payable in equal weekly installments less applicable withholding taxes. In addition, during such period, the Company shall pay the insurance premiums to continue the Executive's current coverage under the terms of the JWP INC. medical, dental and other insurance plans, subject to the provisions of such plans, in the same proportion as is paid from time to time for senior executives of the Company.

  3. Noncompetition. (a) Covenant. The Executive covenants and agrees that
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during the period January 1, 1994 through December 31, 1994 he will not become interested (including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent or consultant) in any business which (i) induces employees of the Company or any

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Affiliate (as hereinafter defined) to terminate their employment with the
Company or any Affiliate or compete against the Company or any Affiliate in a business substantially similar to the Company's Business in the Territory, (ii) solicits the business of any customer, supplier or joint venturer of the Company or any Affiliate in connection with a business substantially similar to the Company's Business in the Territory except in connection with good faith competition with the Company or any Affiliate, (iii) interferes with, or attempts to discourage any customers of the Company or any Affiliate from doing business with the Company or such Affiliate in the Territory except in connection with good faith competition with the Company or any Affiliate; or
(v) except as otherwise required by law, makes any statement to any third party, including the press or media, likely to result in adverse publicity for the Company or any Affiliate thereof. The term Company Business means the Mechanical and Electrical Services Business as currently conducted by the Company and its Affiliates. The term Territory means the United States of America. The term Affiliate means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

  (b) Remedies. The Executive acknowledges that the restrictions and covenants
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contained in this Section are reasonable and necessary to protect the legitimate interests of the Company. The Executive understands and agrees that the

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remedies at law for any violation of the restrictions or covenants of this
Section may be inadequate, that such violations may cause irreparable injury within a short period of time and that the Company or any other entity entitled to the protections afforded by this Section shall be entitled to preliminary injunctive relief and other injunctive relief against such violation without the necessity of providing actual damages. Such injunctive relief will be in addition to and not in limitation of any and all remedies the Company or such other entities will have at law and in equity for the enforcement of such restrictions and covenants. Nothing in this Agreement will be construed as prohibiting the Company from pursuing any other remedies available to the Company in the event of any breach or threatened breach of this Agreement by the Executive, including the recovery of damages from the Executive.

  (c) Severability. The invalidity or unenforceability of any provision or
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portion of this Section will not affect the validity or enforceability of any other provisions or portion of this Section of this Agreement.

  4. Restricted Stock. (a) The Executive and the Company acknowledge that the
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Executive presently owns 1,613,482 shares of the Company common stock, $.10 par value, which shares were issued from time to time in private placement transactions or pursuant to the Company's Senior Incentive and Restricted Stock Award Plan and which are subject to the terms of this

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Agreement (the "Restricted Shares"). (The Executive also owns other shares of
Common Stock of the Company that are not the subject of this Agreement.) The Executive also acknowledges that he may be deemed an "affiliate" as defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Act").

  The Executive and the Company agree that the Restricted Shares may not be sold or otherwise be disposed of by the Executive until such shares shall have vested as set forth in paragraph (b) below; provided that such shares, even when vested, may not be sold or otherwise disposed of by the Executive unless there is then in effect a registration statement under the Act permitting the resale to the public by the Executive of the Restricted Shares or an exemption from such registration exists and the Executive delivers an opinion of counsel, satisfactory to counsel to the Company, that such exemption is available.

  (b) The Restricted Shares which are not forfeited as provided in paragraph
(d) below shall, subject to the provisions of paragraph (c) below, vest and cease to be subject to forfeiture as follows: on the fifteenth business day of each calendar month (a "Vesting Date") commencing on November 15, 1993 that shall vest that number of shares which is equal to the greatest number of shares of common stock of the Company that may be sold by the Executive on such Vesting Date pursuant to Rule 144(e)(1) and (3) (the "Fixed Number").

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  (c) Notwithstanding the foregoing, in the event that as of a Vesting Date (i)
Restricted Shares are not eligible for sale under Rule 144 as a result of the Company's failure to file reports as required by Rule 144(c)(1) or (ii) the Executive may not sell Restricted Shares because, in the opinion of his counsel, which he delivers to the Company, he is in possession of material inside information, then shares due to vest on such Vesting Date shall not vest on such Vesting Date (the "Suspended Shares"), and the Suspended Shares shall continue to be subject to forfeiture. After all remaining Restricted Shares have been vested, such Suspended Shares shall vest on the fifteenth business day of each calendar month following the month in which the last remaining Restricted Shares become vested; subject nevertheless to the same provisions as to the number of shares vesting on the fifteenth business day of each calendar month contained in paragraph (b) above with respect to Restricted Shares. (For example, if there was a three month suspension period from March 15, 1994 through June 15, 1994 and the last Restricted Shares (other than the Suspended Shares) would become vested on December 15, 1994, then the shares that did not vest due to the failure to file reports or possession of material inside information would vest on January 15, 1995, February 15, 1995 and March 15,
1995).

  (d) In the event the Executive shall be in breach of his obligations under
Section 4 hereof or of his obligations under Section 2 of a Consulting Agreement dated as of June 30,


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1993 between JWP Mechanical/Electrical Services, Inc. and the Executive, and
the Executive shall fail to cure such breach within 30 days after written notice thereof, any Restricted Shares that shall not have vested as of such date shall be forfeited. In the event any Restricted Shares shall be forfeited, the Executive shall promptly deliver such shares to the Company together with a stock power duly endorsed with signature guaranteed by a commercial bank or a member firm to the New York Stock Exchange, which shares shall then be transferred into the name of the Company and the Executive shall have no further rights thereto.

  (e) Once Restricted Shares shall have vested they shall no longer be subject to forfeiture. On the date that Restricted Shares become vested the value of such shares may become compensation to the Executive and the Company may be required to remit a withholding tax to governmental authorities at such time. It is accordingly understood and agreed that at the time such shares become vested, the Executive shall pay to the Company in cash or permit the Company to offset amounts that are otherwise due and owing by it to the Executive for the purpose of providing withholding tax funds to the Company to remit to governmental authorities whether federal, state, local or foreign.

  5. Assignment. The Executive may not assign any rights, duties or obligations
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under this Agreement.

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  6. Miscellaneous. This Agreement constitutes the entire agreement between the
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parties and supersedes all prior agreements and/or understandings with respect to the subject matter hereof, including the Employment Agreement, and except as otherwise set forth herein no amounts whatsoever are owed or will be owed to the Executive under the Employment Agreement. This Agreement will not be modified or amended except by written agreement executed by the parties hereto. Failure of either party to enforce any of the provisions of this Agreement will in no way be considered a waiver of such provisions. If any provision of this Agreement is found to be invalid or illegal under applicable law, the remainder of this Agreement will be unaffected.

  IN WITNESS WHEREOF, each of the undersigned have duly executed this Agreement as of the date written above.

                                          JWP INC.

                                          By: /s/ Edward F. Kosnik
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                                              Edward F. Kosnik, President
                                              and Chief Executive Officer

                                              /s/ Andrew T. Dwyer
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                                              Andrew T. Dwyer

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